UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2021

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

3500 One Williams Center Tulsa, Oklahoma 74172-0172
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:  855-979-2012

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 7, 2021 (the “Closing Date”), East Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned, direct subsidiary of Devon Energy Corporation, a Delaware corporation (“Devon”), completed its merger (the “Merger”) with and into WPX Energy, Inc., a Delaware corporation (the “Company” or “WPX”), as a result of which WPX became a wholly-owned, direct, subsidiary of Devon. The Merger was effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 26, 2020, by and among the Company, Merger Sub, and Devon.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the “Introductory Note” and in Item 2.01 is incorporated by reference into this Item 1.02.

Termination of Credit Agreement

On January 7, 2021, in connection with the Merger, WPX caused to be repaid in full all indebtedness, liabilities and other obligations under, and terminated that certain Second Amended and Restated Credit Agreement, dated as of March 18, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among WPX, Wells Fargo Bank, National Association, as administrative agent and Swingline Lender, and the Lenders from time to time party thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. Pursuant to the Merger, each share of WPX common stock, par value $0.01 per share (“WPX Common Stock”) issued and outstanding (other than each share of WPX Common Stock held immediately prior to the effective time of the Merger (“Effective Time”) by Devon, Merger Sub or any of Devon’s other subsidiaries, or by WPX or any of WPX’s subsidiaries, which will be canceled and retired and cease to exist, and no consideration shall be delivered in exchange therefor), was automatically converted into the right to receive 0.5165 (the “Exchange Ratio”) shares of common stock, par value $0.10 per share, of Devon (the “Devon Common Stock”). No fractional shares of Devon Common Stock will be issued in the Merger, and holders of shares of WPX Common Stock will, instead, receive cash in lieu of fractional shares of Devon Common Stock, if any.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to WPX’s Current Report on Form 8-K filed on September 28, 2020 and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the completion of the Merger, shares of WPX Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “WPX.” In connection with the completion of the Merger, the Company notified the NYSE that each eligible and outstanding share of WPX Common Stock was converted into the right to receive 0.5165 shares of Devon Common Stock and requested that NYSE withdraw the listing of the WPX Common Stock. Upon the Company’s request, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the WPX Common Stock and the deregistration of the WPX Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The WPX Common Stock ceased being traded prior to the opening of the market on January 7, 2021, and is no longer listed on NYSE.

In addition, WPX intends to file with the SEC a Form 15 requesting that the reporting of its obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, certain executive officers of the Company (including its current named executive officers) may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended (the “Code”). To mitigate the potential impact of Section 280G on the Company and such named executive officers, effective as of December 31, 2020, the Compensation Committee of the Board (the “Compensation Committee”) approved: (i) payment of approximately 90% of the attained annual cash bonus for calendar year 2020 that would otherwise be paid to Richard E. Muncrief, J. Kevin Vann, Clay M. Gaspar, Bryan K. Guderian and Dennis C. Cameron in January 2021, with the remainder paid in January 2021 and (ii) the immediate vesting of 62,500 shares of time-based restricted stock (“Restricted Shares”) for Mr. Muncrief; 26,634 Restricted Shares for Mr. Vann; 28,409 Restricted Shares for Mr. Gaspar, 20,715 Restricted Shares for Mr. Guderian; and 11,837 Restricted Shares for Mr. Cameron, all of which were originally scheduled to vest on March 2, 2021.

In addition, pursuant to the Merger Agreement, the performance-based vesting conditions applicable to restricted stock units (“RSUs”) immediately prior to the Closing Date were treated as having been attained based on actual results measured using the average closing price of the Company’s common stock for the five trading days ending on the day immediately preceding the Closing Date. In order to remain exempt from Section 409A of the Code, effective as of the Closing Date, the Compensation Committee approved an amendment to award agreements for outstanding RSUs subject to performance-based conditions, including those held by Messrs. Muncrief, Vann, Gaspar, Guderian and Cameron, providing that such RSUs will be settled no later than March 15th following the year in which the RSUs are vested (including for retirement-eligible employees). Accordingly, retirement-eligible employees (those who have attained age 55 and 5 years of service), including, currently, Messrs. Muncrief, Guderian and Cameron, will receive a payment annually for the pro-rata portion of the shares that were deemed vested in the prior year. Additionally, if individuals die or become disabled, they will have their RSUs settled immediately on death or disability (rather than on the normal maturity date).

The foregoing description of the amendment to the performance-based RSU award agreements does not purport to be complete, and such description is qualified in its entirety by reference to the Global Amendment to Performance-Based Restricted Stock Unit Agreements, which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

By virtue of the Merger, all of the directors of WPX ceased to be directors of WPX and members of any and all committees of WPX’s board of directors, effective as of the Effective Time. These actions were not a result of any disagreements with WPX on any matter relating to WPX’s operations, policies or practices.

By virtue of the Merger, all of the officers of WPX ceased to hold their respective positions with WPX, effective as of the Effective Time. These actions were not a result of any disagreements with WPX on any matter relating to WPX’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure

On January 7, 2021, Devon Energy Corporation and WPX Energy, Inc. issued a joint press release announcing the completion of the previously announced Merger. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
2.1	Merger Agreement, dated as of September 26, 2020, by and among Devon, East Merger Sub, Inc. and WPX (incorporated by reference to Exhibit 2.1 of WPX’s Current Report on Form 8-K, filed with the Securities & Exchange Commission on September 28, 2020).
10.1	Form of Global Amendment to Performance-Based Restricted Stock Unit Agreements.
99.1	Press Release dated January 7, 2021, announcing completion of merger of equals.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Dated: January 7, 2021	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary